Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (this “Agreement”) is made as of May 22, 2020, by and among Gene Biotherapeutics, Inc. a Delaware corporation with its principal office at 11230 Sorrento Valley Road Suite #220, San Diego, CA 92122 (“CRXM” or the “Company”) and Nostrum Pharmaceuticals, LLC Delaware limited liability company with its principal office at 1370 Hamilton Street Somerset NJ, 08873 (“NPLLC” or the “Purchaser”).

RECITALS

A. The Company has authorized the sale and issuance to the Purchaser of 1,700,000 shares (the “Shares”) of Series B Convertible Preferred Stock, $0.0001 par value per share, of the Company (the “Series B Preferred Stock”), in a private placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(a)(2) thereof and/or Regulation D thereunder.

B. The Company has created the Series B Preferred Stock by filing a Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware in substantially the form annexed hereto as Exhibit A, prior to the execution and delivery of this Agreement. The Shares will be convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) at an initial conversion ratio of .0113 and will have the other designations, relative rights, preferences and limitations set forth in the Series B Certificate of Designation.

C. The Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares on the terms and subject to the conditions set forth in this Agreement.

TERMS AND CONDITIONS

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, do hereby agree as follows:

1. Definitions and Interpretive Principles.

1.1 Definitions. Capitalized terms used in this Agreement, and not otherwise defined herein, shall have the meanings ascribed to such terms in Schedule A.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

2. Purchase of the Shares.

2.1 Agreement to Sell and Purchase. At the Closing (as hereinafter defined), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares for an aggregate purchase price of $1,700,000 (the “Purchase Price”) or $1.00 for each Share.

2.2 Closing; Closing Date. The completion of the sale and purchase of the Shares (the “Closing”) shall be held simultaneously with the execution and delivery of this Agreement, or at such other time as the Company and the Purchaser may agree (the “Closing Date”).

2.3 Delivery of the Shares. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a stock certificate or certificates dated the Closing Date representing the Shares, in such denominations and registered in such name(s) as the Purchaser may designate by written notice to the Company, (each such certificate is hereinafter referred to as a “Certificate”), against payment of the Purchase Price in cash in the form of a wire transfer to a bank designated in writing by the Company, unless other means of payment shall have been agreed upon by the Purchaser and the Company.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser the following:

3.1 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby including the authorization and filing of the Series B Certificate of Designation has been taken. The Company has heretofore received from its shareholders all required approvals necessary for the Company’s execution, delivery and performance of its obligations under this Agreement and the transactions contemplated hereby including the authorization and filing of the Series B Certificate of Designation. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under this Agreement. At the Closing, the Company will have the requisite corporate power to issue and sell the Shares. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Purchaser, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.2 Valid Issuance; Reservation of Conversion Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Shares will be subject to restrictions on transfer under state and/or federal securities laws. The Conversion Shares, when issued and delivered in accordance with the terms of the Series B Certificate of Designation will be validly issued, fully paid and nonassessable and free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Securities will be subject to restrictions on transfer under state and/or federal securities laws. Prior to the Closing, the Company will have filed with the Secretary of State of the State of Delaware, the Series B Certificate of Designation. The Company will, at all times while the Shares are outstanding, reserve for issuance a sufficient number of shares of Common Stock to accommodate the conversion in full of the then outstanding Shares. Not less than 150,442,478 shares of Common Stock have been duly reserved for issuance upon the conversion of the Shares.

3.3 No Conflict with Other Instruments. Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation of the actions contemplated by this Agreement will not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice of: (i) any provision of the Company’s charter documents as in effect on the date hereof (as amended to include the Series B Certificate of Designation ); (ii) any provision of any Governmental Order to which the Company or any of its Subsidiaries are a party or by which they are bound; (iii), any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or any Subsidiary is a party or by which they or their respective properties are bound; or (iv) any Law applicable to the Company or any of its Subsidiaries; or (B) result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its Subsidiaries are a party or by which they are bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Securities by the Company pursuant to this Agreement, except for the filing of the Series B Certificate of Designation with the Delaware Secretary of State and the filing of a Form D or similar limited offering exemption form under applicable federal and state securities laws.

3.4 Certificate of Incorporation; Bylaws. The Company has made available to the Purchaser true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.

3.5 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of its properties or conduct of its business makes such qualification to transact business necessary, except where the failure to be so qualified would not materially and adversely affect the business, operations or financial condition of the Company.

3.6 SEC Filings. The Company currently is, and since August 14, 2017 has been, delinquent with its filings with the SEC. As used herein, the “Company SEC Documents” means all reports, schedules, forms, statements and other documents filed or furnished, as applicable, by the Company under the Securities Act and/or the Exchange Act prior to August 14, 2017. None of the Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

3.7 Financial Statements; Settlement of Claims.

(a) Complete copies of (i) the Company’s unaudited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2018 and 2017 and the related statements of operations and cash flow for the years then ended (the “Annual Financial Statements”) and (ii) the Company’s unaudited financial statements consisting of the balance sheet of the Company as at May 31, 2019 and the related statement of income for the five (5) months then ended (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”). The Financial Statements are attached to Schedule 3.7(a). The balance sheet of the Company as of May 31, 2019 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. The Financial Statements: (i) were prepared from the books and records of the Company; and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby.

(b) Schedule 3.7(b) sets forth a correct and complete list of all creditor claims against the Company.

(c) Schedule 3.7(c) sets forth a correct and complete list of all claims by employees and former employees of the Company for accrued and unpaid deferred salary.

3.8 Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.

3.9 Capitalization. The authorized capital stock of the Company, consists of (i) 200,000,000 shares of Common Stock of which (A) 14,489,399 shares are issued and outstanding as of the date of this Agreement, and (B) 19,188,222 shares are reserved for issuance upon the exercise or conversion, as the case may be, of the options, warrants or other convertible securities outstanding as of the date of this Agreement which are set forth on Schedule 3.9; and (ii) 40,000,000 shares of Preferred Stock, of which 790 shares of Series A Preferred Stock are issued and outstanding as of the date of this Agreement and no shares of Series A Preferred Stock are reserved for issuance as of the date of this Agreement. Schedule 3.9 sets forth, for each Subsidiary of the Company, the amount of its authorized capital stock or other equity or ownership interests, the amount of its outstanding capital stock or other equity or ownership interests, and the record and beneficial owners of its outstanding capital stock or other equity or ownership interests. All issued and outstanding shares of capital stock of the Company and each Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable, have been issued and sold in compliance with the registration requirements of the federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth on Schedule 3.9, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any Subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any Subsidiary; or (ii) obligations of the Company or any Subsidiary to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 3.9, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities and no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. No shares of capital stock or other equity or ownership interests of the Company or any of its Subsidiaries have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries or any contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

3.10 Subsidiaries. Each Subsidiary of the Company is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each Subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction where the ownership of its properties or conduct of its business makes such qualification to transact business necessary, except where the failure to be so qualified would not materially and adversely affect the business, operations or financial condition of the Company. Except for the Company’s ownership interest in the Subsidiaries, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in or assume any liability or obligation of, any Person. The Company has made available to the Purchaser true, correct and complete copies of the charter, bylaws or other organizational documents of each Subsidiary, as in effect on the date hereof.

3.11 Title to Assets. The Company has good and marketable title to all of the assets and properties which it purports to own including those assets and properties which are reflected on the Financial Statements, free and clear of all encumbrances, except for (a) liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) encumbrances which individually or in the aggregate do not materially and adversely affect the business, operations or financial condition of the Company.

3.12 No Preemptive Rights. The issuance, sale and delivery of the Shares in accordance with the terms hereof and the issuance, sale and delivery of the Conversion Shares in accordance with the terms of the Series B Certificate of Designation will not be subject to preemptive rights of shareholders of the Company.

3.13 Offering. Assuming the accuracy of the representations of the Purchaser in this Agreement on the date hereof, the offer, issue and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchaser. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

3.14 Contracts. Except as set forth on Schedule 3.14, neither the Company nor any Subsidiary is a party to any Contract.

3.15 Litigation; Governmental Orders. Except as set forth on Schedule 3.15, (a) there are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company or any of its Subsidiaries affecting any of their properties or assets (or by or against the Company, its Subsidiaries or any Affiliate thereof and relating to the Company or its Subsidiaries), and (b), no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company, any of its Subsidiaries or any of their properties or assets.

3.16 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation or Bylaws (or similar organizational documents). Except as set forth on Schedule 3.16, the Company and its Subsidiaries currently are, and in the past have been, conducting their business in compliance with all applicable Laws. Each of the Company and its Subsidiaries has all Permits necessary for the operation of the business of the Company and its Subsidiaries as currently conducted.

3.17 No Material Changes. Since December 31, 2018, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company or any of its Subsidiaries.

3.18 Undisclosed Liabilities. The Company has no Liabilities except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice of the Company since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

3.19 Transactions With Affiliates. Except as set forth on Schedule 3.19, there are no Contracts or other transactions between or among (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any officer, director, employee or present or former stockholder of the Company or any of its Subsidiaries (including any spouse, parent, sibling or descendants of any such natural persons, or trust or other entity in which any such natural persons or such other individuals owns or otherwise holds any beneficial interest in) or Affiliate of the Company, on the other hand.

3.20 Intellectual Property.

(a) The Company and each of its Subsidiaries has ownership or license or legal right to use, all patent, copyright, trade secret, know-how trademark, trade name customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights set forth on Schedule 3.20(a) (collectively “Intellectual Property”).

(b) The Company and each of its Subsidiaries has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of the Intellectual Property.

(c) To the Knowledge of the Company, the Intellectual Property does not infringe any intellectual property of any other Person. To the Knowledge of the Company, no other Person is infringing any rights of the Company or its Subsidiaries to the Intellectual Property.

(d) No Actions are pending or, to the Knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries to the use of the Intellectual Property. Except with respect to the licensed Intellectual Property identified on Schedule 3.20(f), the Company and each of its Subsidiaries is the exclusive owner of each item of Intellectual Property and has the right to use, free and clear of material claims or rights of other Persons, all of its Intellectual Property. Each item of Intellectual Property is validly existing and in full force and effect and will be validly existing and in full force and effect immediately following the Closing.

(e) Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any Person. The activities of any of the employees or former employees on behalf of the Company or of any of its Subsidiaries do not violate and have not violated any Contracts or arrangements between such employees or former employees and third parties related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.

(f) Schedule 3.20(f) sets forth a true and complete list of all licenses or other agreements under which (i) the Company or any Subsidiaries employs rights in Intellectual Property, or (ii) the Company or any Subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or any Subsidiaries. All of the licenses or other agreements set forth on Schedule 3.20(f), are in full force and effect, and there is no default and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or any Subsidiaries of the Company with respect thereto.

3.21 Taxes. The Company and each of its Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon through the calendar year ended December 31, 2017. The Company has incurred significant net operating losses to date. The Company does not owe any federal, state, local or foreign income taxes for any period after December 31, 2017.

3.22 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

3.23 Investment Company. The Company (including its Subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the consummation of the transactions contemplated by this Agreement.

3.24 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.25 Regulatory Compliance.

(a) The Company has obtained a Fast Track designation for the Phase 3 clinical investigation of Generx (Ad5FGF-4) cardiovascular angiogenic gene therapy (“Generx”).

(b) The Company and Angionetics, Inc. are in compliance with all FDA and similar state and local requirements applicable to (i) the testing and development of Generx and (ii) maintenance, compilation and filing of reports with regard to Generx.

(c) All of the studies and tests in relation to Generx conducted by or on behalf of Company and Angionetics, Inc. were, or are being, conducted in accordance with applicable Laws and in accordance with the prevailing scientific standards applicable to the conduct of such studies and activities. All required pre-clinical toxicology studies and non-clinical laboratory studies sponsored by or on behalf of Company, Angionetics, Inc. or otherwise conducted with respect to Generx have been, or are being, conducted in compliance with the FDA’s Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices in the United States. Each clinical trial conducted by or on behalf of Company and Angionetics, Inc. with respect to Generx was, or is being, conducted in accordance with its clinical trial protocol, and in compliance with all applicable Laws and Company has filed all required notices (and made available to Purchaser copies thereof) of adverse drug or product experiences, injuries or deaths relating to clinical trials conducted by or on behalf of Company and Angionetics, Inc. with respect to Generx.

(d) The Company and Angionetics, Inc. are in compliance with all applicable reporting requirements, including applicable adverse event reporting requirements under applicable Law. All filings with and submissions to the FDA made by the Company and Angionetics, Inc. with regard to Generx were true, accurate and complete in all material respects as of the date made, and, to the extent required to be updated, as so updated remain true, accurate and complete in all material respects as of the date hereof and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading. The Company has heretofore made available to the Purchaser correct and complete copies of all correspondence, filings and reports between the Company and the FDA with respect to Generx.

(e) The Company has not received any notice from the FDA alleging any violation of any Laws or Permits by the Company, or taking or threatening to take, any action to suspend clinical trials of Generx, or otherwise restrict the research or clinical study of Generx. There have been no adverse regulatory actions taken (or, to the Knowledge of the Company, threatened) by the FDA with respect to Generx. To Company’s Knowledge, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such actions.

(f) None of the Company nor its directors, officers, employees, agents, representatives or consultants are under investigation by the FDA.

(g) The Company has provided to the Purchaser correct and complete copies of all information relating to adverse drug experiences obtained or otherwise received by the Company or Angionetics, Inc. from any source with respect to Generx.

3.26 Takeover Statutes. The Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203) shall not apply to the transactions contemplated by this Agreement including the issuance of the Shares to the Purchaser and, to Company’s Knowledge, no other “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover law (collectively, “Takeover Laws”) are applicable to transactions between Purchaser and the Company.

3.27 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

3.28 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Schedules to this Agreement or any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of the Company, there is no event or circumstance that the Company has not disclosed to Purchaser which could reasonably be expected to have a material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company or any of its Subsidiaries.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company the following:

4.1 Organization, Good Standing and Qualification. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

4.2 Due Execution. All company action on the part of the Purchaser, its officers, directors and members necessary for the authorization, execution, delivery and performance of this Agreement has been taken. The Purchaser has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchaser and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

4.3 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the actions contemplated by this Agreement will not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice of: (i) any provision of the Purchaser’s charter documents as in effect on the date hereof; (ii) any provision of any Governmental Order to which the Purchaser is a party or by which it is bound; (iii) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Purchaser is a party or by which its properties are bound; or (iv) any Law applicable to the Purchaser. No consent, approval, authorization or other order of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery of this Agreement by the Purchaser.

4.4 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Purchaser.

4.5 Investment Representations. In connection with the sale and issuance of the Securities, the Purchaser makes the following representations:

(a) Investment for Own Account. The Purchaser is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

(b) Financial Sophistication; Due Diligence. The Purchaser is familiar with the term “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is an “accredited investor” within the meaning of such term. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. The Purchaser has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision.

5. Closing Deliverables.

5.1 Closing Deliverables of the Company. At the Closing, the Company shall deliver to Purchaser the following:

(a) the Certificate(s);

(b) a copy of resolutions adopted by the Board, certified by the Secretary of the Corporation, authorizing this Agreement and issuance of the Shares and appointing James Grainer and Kaushik Vyas as directors of the Company;

(c) evidence of filing of the Series B Certificate of Designation with the Secretary of State of the State of Delaware substantially in the form of Exhibit A attached hereto.;

(d) an opinion of legal counsel to the Company, dated as of the Closing Date, substantially in the form Exhibit B attached hereto;

(e) a letter executed by each creditor of the Company agreeing to settle the amount of such creditor’s claim against the Company for the settlement amount set forth on Schedule 3.7(b) on the terms and conditions substantially in the form of Exhibit C annexed hereto;

(f) a letter executed by each employee and former employee of the Company agreeing to defer such employee’s or former employee’s claim for accrued and unpaid deferred salary from the Company (all such letters are included in Exhibit D annexed hereto);

(g) a letter executed by each holder of Company warrants or options agreeing to waive any rights to anti-dilution adjustment with respect to such warrants or options as a result of the issuance and sale of the Securities to the Purchaser (all such letters are included in Exhibit E annexed hereto);

(h) letters from Leitch, Wallace, Zhang and Zhang resigning as officers and directors of the Company effective at the Closing Date;

(i) a Reaffirmation and Ratification Agreement between the Company and Shanxi Taxus Pharmaceuticals Co., Ltd. (Exhibit F-1 annexed hereto with respect to cancellation of the issuance of shares of Common Stock in consideration of $600,000 previously paid by Shenzhen Qianhai Taxus to the Company);

(j) a Distribution and License Agreement between Angionetics, Inc. and Shanxi Taxus Pharmaceuticals Co., Ltd., (Exhibit F-2 annexed hereto with respect to the Generx product candidate);

(k) Amendment No.1 to Distribution and License Agreement between Angionetics, Inc. and Shanxi Taxus Pharmaceuticals Co., Ltd., (Exhibit F-3 annexed hereto with respect to the Generx product candidate);

(l) a License and Patent Assignment Agreement between Activation Therapeutics, Inc. and Shanxi Taxus Pharmaceuticals Co., Ltd., (Exhibit F-4 with respect to the Excellagen product);

(m) agreements with New York University and the University of California settling the amount of each such creditor’s claim against the Company for the amounts set forth on Exhibit C and otherwise on the terms and conditions contained in the form of Exhibit G annexed hereto;

(n) a good standing certificate (or its equivalent) from the Secretary of State of the State of Delaware for the Company and each of its Subsidiaries; and

(o) a duly executed counterpart of this Agreement.

5.2 Closing Deliverables of the Purchaser. At the Closing, the Purchaser shall deliver to Company the following::

(a) payment of the Purchase Price in cash in the form of a wire transfer; and

(b) a duly executed counterpart of this Agreement.

6. Additional Covenants.

6.1 SEC Filings. The Company has engaged Marcum, LLP (“Marcum”) to prepare the Company’s financial statements for the years ended December 31, 2017, 2018 and 2019 that are required to be filed with Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act in order to cause the Company to become current with its reporting obligations. The expense incurred for such financial statement preparation, up to $120,000, will be paid by the Company from the proceeds of the sale of the Shares. It is understood that the Company is delinquent in its SEC reporting obligations and the Company and its officers and directors shall use their reasonable best efforts to assist Marcum so as to ensure that the Company becomes current with such obligations. Within four (4) Business Days after the Closing, the Company will file a current report on Form 8-K disclosing the change of control contemplated by this Agreement.

6.2 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7. Indemnification.

7.1 Survival. The representations and warranties, covenants and agreements contained herein shall survive the Closing and shall remain in full force and effect following the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time.

7.2 Indemnification

(a) Indemnification By Company. Subject to the other terms and conditions of this Article VII, the Company shall indemnify and defend Purchaser and its Affiliates and their respective Representatives (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

(b) Indemnification By Purchaser. Subject to the other terms and conditions of this Article VII, the Purchaser shall indemnify and defend the Company against, and shall hold the Company harmless from and against, and shall pay and reimburse the Company for, any and all Losses incurred or sustained by, or imposed upon, the Company based upon, arising out of, with respect to or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of the Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Purchaser pursuant to this Agreement; or

(ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Purchaser pursuant to this Agreement.

7.3 Procedures. The party seeking indemnification under Section 7.2 agrees to give reasonably prompt notice to the party against whom indemnity is sought of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The indemnifying party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense; provided that the indemnified party may participate, at its own expense, in the defense of such claim. The indemnifying party shall not be liable under Section 7.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

7.4 Certain Limitations. For purposes of this Article VII, any inaccuracy in or breach of any representation or warranty and the amount of a party’s Losses shall be determined without regard to any materiality, material adverse effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

7.5 Payments. Once a Loss is agreed to by the Company and the Purchaser or finally adjudicated to be payable pursuant to this Article VII, the Company or the Purchaser, as the case may be, shall satisfy its obligations within five (5) Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds.

7.6 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law.

7.7 Effect of Investigation. Neither the representations, warranties and covenants of the Company, nor the right to indemnification of any Purchaser Indemnitee making a claim under this Article VII with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Purchaser Indemnitee (including by any of its Representatives) or by reason of the fact that an Purchaser Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of an Purchaser Indemnitee’s waiver of any closing condition.

8. Miscellaneous.

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

8.2 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in a state or federal court of competent jurisdiction sitting in New York, New York and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.10 shall be deemed effective service of process on such party.

8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Notwithstanding the foregoing, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

8.4 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal legal representatives, successors and permitted assigns and the Purchaser Indemnitees.

8.5 Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.

8.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.7 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.8 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser.

8.9 Fees and Expenses. Except as otherwise set forth herein, the Company and Purchaser shall each bear its own expenses and legal fees incurred in connection with the negotiation, execution, delivery and performance of this Agreement. The Company will pay up to $75,000 of the Company’s legal and other expenses with respect to this Agreement and the transactions contemplated hereby from the proceeds of the sale of the Shares.

8.10 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered, if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

●	if to the Company, to the address of the Company’s principal office set forth on the first page of this Agreement, Attention: Christopher Reinhard Chief Executive Officer, e-mail: creinhard@angionetics.com with a copy to Jamie Mercer, JMercer@sheppardmullin.com.

●	if to the Purchaser, to the address of the Purchaser’s principal office set forth on the first page of this Agreement with a copy to Carlton Asher, Esq., asherlaw@att.net 110 E. 59th Street New York, New York 10022.

8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

[The Remainder of this Page is Blank; Signature Pages Follow]

In witness whereof, the foregoing Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

Gene Biotherapeutics, Inc.

By:	/s/ Christopher Reinhard
Name:	Christopher Reinhard
Title:	Chief Executive Officer

In witness whereof, the foregoing Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

Nostrum Pharmaceuticals LLC
Name of Investor

By:	/s/ Nirmal Mulye
Name:	Nirmal Mulye, Phd
Title:	President

Schedule A

Definitions

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise ..

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Conversion Shares” means the shares of Common Stock into which the Shares shall be convertible.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“FDA” means the U.S. Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereof performing similar functions.

“FDCA means the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”) and the regulations of the FDA promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means, collectively, the Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means the following subsidiaries of the Company: Angionetics, Inc. a Delaware corporation and Activation Therapeutics, Inc. a Delaware corporation.

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